Exhibit 99.1

News Release
Investor Contacts:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com

Media Contact:
Christine Mathers, +1.713.439.8738, christine.mathers@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Fourth Quarter and Annual Results

•	Record revenue of $5.9 billion for the quarter and $22.4 billion for the year

•	Adjusted net income of $0.62 per diluted share for the quarter including costs of $0.18 per diluted share related to Iraq

•	Record free cash flow of $1.5 billion generated during 2013

•	Repurchased $350 million of shares during the quarter
HOUSTON, Texas (January 21, 2014) – Baker Hughes Incorporated (NYSE: BHI) announced today results for the fourth quarter of 2013 are as follows:

	Q4 2013	Q3 2013	Q4 2012
Revenue (millions)	$5,860	$5,787	$5,325
Adjusted net income (non-GAAP, millions)	277	358	214
Net income (GAAP, millions)	248	341	214
Adjusted net income per diluted share (non-GAAP)	0.62	0.81	0.49
Net income per diluted share (GAAP)	0.56	0.77	0.49
Adjusted net income for the fourth quarter of 2013 excludes after-tax severance charges of $29 million ($0.06 per diluted share) but includes after-tax losses of $79 million ($0.18 per diluted share) in Iraq. The losses in Iraq are primarily related to the significant disruption of operations previously announced during the quarter, expenses associated with personnel movements and security measures, and other nonrecurring items. Adjusted net income for the third quarter of 2013 and the fourth quarter of 2012 include after-tax charges of $42 million ($0.09 per diluted share) and $63 million ($0.14 per diluted share), respectively, for bad debt provisions in Latin America. Please see Table 1 for a reconciliation of GAAP to non-GAAP Financial Measures.
Revenue for the year 2013 was a record $22.36 billion up 5% compared to $21.36 billion for the year 2012. Adjusted net income for the year 2013 was $1.17 billion ($2.62 per diluted share) compared to $1.35 billion ($3.07 per diluted share) for the year 2012.
“In 2013, we posted record revenue driven largely by the Eastern Hemisphere where our operations grew by 14% compared to 2012,” said Martin Craighead, Baker Hughes Chairman and Chief Executive Officer. “This success can largely be attributed to meaningful share gains in high growth markets such as the Middle East and Africa. In our Middle East/Asia Pacific segment, we grew revenue 24% during the year, with solid improvement in profitability compared to last year. In Latin America, we realigned our business to drive better profitability ending the year with 12% operating profit margins. In the U.S., we achieved four consecutive quarters of improved profit margins in our Pressure Pumping product line.

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Baker Hughes Announces Fourth Quarter and Annual Results

“During the year, we generated $1.5 billion of free cash flow, a record for Baker Hughes. This was the result of our ongoing commitment to maintain capital discipline, as well as solid progress on key initiatives to improve working capital. Based on this and a positive outlook for our business, we repurchased $350 million of Baker Hughes shares during the fourth quarter.
“Looking forward, we project increased activity in all of our operational segments in 2014, led by 10% rig count growth in international markets and 5% well count growth in the U.S. By increasing the pace of innovation, we are delivering new products and unique solutions that are helping our customers meet their drilling and production challenges.”
Cash increased by $31 million to $1.40 billion as of December 31, 2013, compared to $1.37 billion at September 30, 2013. Compared to December 31, 2012, cash increased by $384 million. Debt decreased by $194 million to $4.38 billion compared to September 30, 2013 and decreased by $535 million compared to December 31, 2012.
Capital expenditures were $533 million, depreciation and amortization expense was $436 million and dividend payments were $67 million in the fourth quarter of 2013. For the year 2013, capital expenditures were $2.1 billion, which is down $825 million or 28% compared to the year 2012. Depreciation and amortization expense for the year 2013 was $1.70 billion, and dividend payments were $267 million.
Adjusted EBITDA (a non-GAAP measure) in the fourth quarter of 2013 was $955 million, a decrease of $63 million compared to the third quarter of 2013. For the year 2013, adjusted EBITDA was $3.73 billion. A reconciliation of net income attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Tables 5a and 5b. Free cash flow is defined as net cash flow from operating activities less disbursements for capital expenditures plus proceeds from disposal of assets.

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Income

	Three Months Ended
	December 31,		September 30,
(In millions, except per share amounts)	2013	2012	2013
Revenue	$5,860	$5,325	$5,787
Costs and expenses:
Cost of revenue	4,886	4,441	4,750
Research and engineering	156	127	142
Marketing, general and administrative	336	317	319
Total costs and expenses	5,378	4,885	5,211
Operating income	482	440	576
Interest expense, net	(61)	(57)	(58)
Income before income taxes	421	383	518
Income taxes	(171)	(168)	(178)
Net income	250	215	340
Net (income) loss attributable to noncontrolling interests	(2)	(1)	1
Net income attributable to Baker Hughes	$248	$214	$341

Basic earnings per share attributable to Baker Hughes	$0.56	$0.49	$0.77
Diluted earnings per share attributable to Baker Hughes	$0.56	$0.49	$0.77

Weighted average shares outstanding, basic	442	440	444
Weighted average shares outstanding, diluted	444	441	445

Depreciation and amortization expense	$436	$417	$423
Capital expenditures	$533	$727	$511

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Income

	Year Ended December 31,
(In millions, except per share amounts)	2013	2012
Revenue	$22,364	$21,361
Costs and expenses:
Cost of revenue	18,553	17,356
Research and engineering	556	497
Marketing, general and administrative	1,306	1,316
Total costs and expenses	20,415	19,169
Operating income	1,949	2,192
Interest expense, net	(234)	(210)
Income before income taxes	1,715	1,982
Income taxes	(612)	(665)
Net income	1,103	1,317
Net income attributable to noncontrolling interests	(7)	(6)
Net income attributable to Baker Hughes	$1,096	$1,311

Basic earnings per share attributable to Baker Hughes	$2.47	$2.98
Diluted earnings per share attributable to Baker Hughes	$2.47	$2.97

Weighted average shares outstanding, basic	443	440
Weighted average shares outstanding, diluted	444	441

Depreciation and amortization expense	$1,698	$1,568
Capital expenditures	$2,085	$2,910

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Balance Sheets

	December 31,	December 31,
(In millions)	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$1,399	$1,015
Accounts receivable - less allowance for doubtful accounts (2013 - $238, 2012 - $308)	5,138	4,815
Inventories, net	3,884	3,781
Other current assets	874	806
Total current assets	11,295	10,417
Property, plant and equipment, net	9,076	8,707
Goodwill	5,966	5,958
Intangible assets, net	883	993
Other assets	714	614
Total assets	$27,934	$26,689
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$2,574	$1,737
Short-term debt and current portion of long-term debt	499	1,079
Accrued employee compensation	778	646
Other accrued liabilities	727	662
Total current liabilities	4,578	4,124
Long-term debt	3,882	3,837
Deferred income taxes and other tax liabilities	821	745
Long-term liabilities	741	715
Equity	17,912	17,268
Total liabilities and equity	$27,934	$26,689

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Cash Flows

	Year Ended December 31,
(In millions)	2013	2012
Cash flows from operating activities:
Net income	$1,103	$1,317
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	1,698	1,568
Other, primarily working capital	360	(1,050)
Net cash flows provided by operating activities	3,161	1,835
Cash flows from investing activities:
Expenditures for capital assets	(2,085)	(2,910)
Proceeds from disposal of assets	455	389
Other	(33)	—
Net cash flows used in investing activities	(1,663)	(2,521)
Cash flows from financing activities:
Net (repayments) proceeds from issuance of debt	(571)	847
Repurchase of common stock	(350)	—
Dividends	(267)	(263)
Other	85	62
Net cash flows (used in) provided by financing activities	(1,103)	646
Effect of foreign exchange rate changes on cash and cash equivalents	(11)	5
Increase (decrease) in cash and cash equivalents	384	(35)
Cash and cash equivalents, beginning of period	1,015	1,050
Cash and cash equivalents, end of period	$1,399	$1,015

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net income1 (a non-GAAP financial measure). This excludes identified items with respect to the third and fourth quarters of 2013. There were no identified items requiring adjustment for the fourth quarter of 2012.

	Three Months Ended December 31, 2013		Three Months Ended September 30, 2013
(In millions, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$248	$0.56	$341	$0.77
Identified item:
Severance charges[5]	29	0.06	17	0.04
Adjusted net income (non-GAAP)[1]	$277	$0.62	$358	$0.81

	Year Ended December 31, 2013		Year Ended December 31, 2012
(In millions, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$1,096	$2.47	$1,311	$2.97
Identified items:
Information technology charges[2]	—	—	28	0.07
Facility closure[3]	—	—	15	0.03
Devaluation of Venezuelan currency[4]	23	0.05	—	—
Severance charges[5]	46	0.10	—	—
Adjusted net income (non-GAAP)[1]	$1,165	$2.62	$1,354	$3.07

1
Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company's business. Furthermore, management uses adjusted net income as a measure of the performance of the Company's operations.

2	Charge of $43 million before-tax ($28 million after-tax) related to internally developed software and other information technology assets in the third quarter of 2012.
3	Charge of $20 million before-tax ($15 million after-tax) resulting from the closure of a chemical manufacturing facility in the United Kingdom in the third quarter of 2012.
4
Foreign exchange loss of $23 million before and after-tax due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances in the first quarter of 2013.

5	Severance charges of $37 million before-tax ($29 million after-tax) were incurred during the fourth quarter of 2013 and $19 million before-tax ($17 million after-tax) during the third quarter of 2013.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	December 31,		September 30,
(In millions)	2013	2012	2013
Net income attributable to Baker Hughes	$248	$214	$341
Net income (loss) attributable to noncontrolling interests	2	1	(1)
Income taxes	171	168	178
Income before income taxes	421	383	518
Interest expense, net	61	57	58
Earnings before interest and taxes (EBIT)	482	440	576
Depreciation and amortization expense	436	417	423
Earnings before interest, taxes, depreciation and amortization (EBITDA)	918	857	999
Adjustments to EBITDA:
Severance charges[2]	37	—	19
Adjusted EBITDA	$955	$857	$1,018

	Year Ended December 31,
(In millions)	2013	2012
Net income attributable to Baker Hughes	$1,096	$1,311
Net income attributable to noncontrolling interests	7	6
Income taxes	612	665
Income before income taxes	1,715	1,982
Interest expense, net	234	210
Earnings before interest and taxes (EBIT)	1,949	2,192
Depreciation and amortization expense	1,698	1,568
Earnings before interest, taxes, depreciation and amortization (EBITDA)	3,647	3,760
Adjustments to EBITDA:
Severance charges[2]	56	—
Devaluation of Venezuelan currency[3]	23	—
Information technology charges[4]	—	43
Facility closure[5]	—	20
Adjusted EBITDA	$3,726	$3,823

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Baker Hughes Announces Fourth Quarter and Annual Results

1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Severance charges of $37 million before-tax ($29 million after-tax) were incurred during the fourth quarter of 2013 and $19 million before-tax ($17 million after-tax) during the third quarter of 2013.
3
Foreign exchange loss of $23 million before and after-tax due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances in the first quarter of 2013.

4	Charge of $43 million before-tax ($28 million after-tax) related to internally developed software and other information technology assets in the third quarter of 2012.
5	Charge of $20 million before-tax ($15 million after-tax) resulting from the closure of a chemical manufacturing facility in the United Kingdom in the third quarter of 2012.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 3a: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	December 31,		September 30,
(In millions)	2013	2012	2013
Segment Revenue
North America	$2,744	$2,559	$2,854
Latin America	603	639	557
Europe/Africa/Russia Caspian	1,046	950	984
Middle East/Asia Pacific	1,121	882	1,064
Industrial Services	346	295	328
Total Operations	$5,860	$5,325	$5,787
Profit Before Tax
North America	$227	$222	$295
Latin America	58	8	(23)
Europe/Africa/Russia Caspian	156	173	170
Middle East/Asia Pacific	91	81	156
Industrial Services	34	27	38
Total Operations	$566	$511	$636
Corporate and Other Profit Before Tax
Corporate and other	(84)	(71)	(60)
Interest expense, net	(61)	(57)	(58)
Corporate, net interest and other	(145)	(128)	(118)
Profit Before Tax	$421	$383	$518
Profit Before Tax Margin[1]
North America	8%	9%	10%
Latin America	10%	1%	(4%)
Europe/Africa/Russia Caspian	15%	18%	17%
Middle East/Asia Pacific	8%	9%	15%
Industrial Services	10%	9%	12%
Total Operations	10%	10%	11%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 3b: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Year Ended December 31,
(In millions)	2013	2012
Segment Revenue
North America	$10,878	$10,836
Latin America	2,307	2,399
Europe/Africa/Russia Caspian	3,850	3,634
Middle East/Asia Pacific	4,050	3,275
Industrial Services	1,279	1,217
Total Operations	$22,364	$21,361
Profit Before Tax
North America	$968	$1,268
Latin America	66	197
Europe/Africa/Russia Caspian	570	586
Middle East/Asia Pacific	478	313
Industrial Services	135	131
Total Operations	$2,217	$2,495
Corporate and Other Profit Before Tax
Corporate and other	(268)	(303)
Interest expense, net	(234)	(210)
Corporate, net interest and other	(502)	(513)
Profit Before Tax	$1,715	$1,982
Profit Before Tax Margin[1]
North America	9%	12%
Latin America	3%	8%
Europe/Africa/Russia Caspian	15%	16%
Middle East/Asia Pacific	12%	10%
Industrial Services	11%	11%
Total Operations	10%	12%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 4: Adjustments to Operating Profit Before Tax1

(In millions)	Three Months Ended December 31, 2013[2]	Three Months Ended September 30, 2013[2]
Adjustments to Operating Profit Before Tax
North America	$14	$—
Latin America	13	19
Europe/Africa/Russia Caspian	6	—
Middle East/Asia Pacific	3	—
Industrial Services	1	—
Total Operations	$37	$19

(In millions)	Year Ended December 31, 2013[3]	Year Ended December 31, 2012[4]
Adjustments to Operating Profit Before Tax
North America	$14	$33
Latin America	55	7
Europe/Africa/Russia Caspian	6	11
Middle East/Asia Pacific	3	10
Industrial Services	1	2
Total Operations	$79	$63

1	There were no items identified requiring adjustment in the fourth quarter of 2012.
2
Severance charges of $37 million before-tax were incurred during the fourth quarter of 2013, as well as, severance charges of $19 million before-tax related to restructuring in Latin America during the third quarter of 2013.

3
Includes severance charges incurred in the third and fourth quarters of 2013 (see note 2 above) and foreign exchange loss of $23 million before-tax incurred in the first quarter of 2013 due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances.

4
Charges of $43 million before-tax related to internally developed software and other information technology assets in the third quarter of 2012. Charges of $20 million before-tax associated with the closure of a chemical manufacturing facility in the United Kingdom in the third quarter of 2012. The information technology assets and manufacturing facility supported our global operations. Therefore, these costs have been allocated to all segments.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 5a: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding severance charges in the third and fourth quarter of 2013 (see Table 4). There were no items requiring adjustment for the fourth quarter of 2012.

	Three Months Ended
	December 31,		September 30,
(In millions)	2013	2012	2013
Segment Revenue
North America	$2,744	$2,559	$2,854
Latin America	603	639	557
Europe/Africa/Russia Caspian	1,046	950	984
Middle East/Asia Pacific	1,121	882	1,064
Industrial Services	346	295	328
Total Operations	$5,860	$5,325	$5,787
Operating Profit Before Tax[1]
North America	$241	$222	$295
Latin America[2]	71	8	(4)
Europe/Africa/Russia Caspian	162	173	170
Middle East/Asia Pacific[3]	94	81	156
Industrial Services	35	27	38
Total Operations	$603	$511	$655
Operating Profit Before Tax Margin[1]
North America	9%	9%	10%
Latin America[2]	12%	1%	(1%)
Europe/Africa/Russia Caspian	15%	18%	17%
Middle East/Asia Pacific[3]	8%	9%	15%
Industrial Services	10%	9%	12%
Total Operations	10%	10%	11%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax ("income before income taxes") less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Latin America operating profit before tax and operating profit before tax margin include before-tax bad debt provisions of $42 million and $63 million in the third quarter of 2013 and fourth quarter of 2012, respectively.

3
Middle East/Asia Pacific operating profit before tax and operating profit before tax margin include costs of $79 million in Iraq related to the significant disruption of operations, expenses associated with personnel movements and security measures, and other nonrecurring items.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 5b: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding severance charges recorded in the third and fourth quarter of 2013, the charge for the devaluation of the Venezuelan currency recorded in the first quarter of 2013, and charges related to information technology and the closure of a chemical manufacturing facility recorded in the third quarter of 2012 (see Table 4).

	Year Ended December 31,
(In millions)	2013	2012
Segment Revenue
North America	$10,878	$10,836
Latin America	2,307	2,399
Europe/Africa/Russia Caspian	3,850	3,634
Middle East/Asia Pacific	4,050	3,275
Industrial Services	1,279	1,217
Total Operations	$22,364	$21,361
Operating Profit Before Tax[1]
North America	$982	$1,301
Latin America[2]	121	204
Europe/Africa/Russia Caspian	576	597
Middle East/Asia Pacific[3]	481	323
Industrial Services	136	133
Total Operations	$2,296	$2,558
Operating Profit Before Tax Margin[1]
North America	9%	12%
Latin America[2]	5%	9%
Europe/Africa/Russia Caspian	15%	16%
Middle East/Asia Pacific[3]	12%	10%
Industrial Services	11%	11%
Total Operations	10%	12%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax ("income before income taxes") less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Latin America operating profit before tax and operating profit before tax margin include before-tax bad debt provisions of $62 million in 2013 ($20 million in the second quarter and $42 million in the third quarter) and $85 million in 2012 ($22 million in the third quarter and $63 million in the fourth quarter).

3
Middle East/Asia Pacific operating profit before tax and operating profit before tax margin include costs of $79 million in Iraq during the fourth quarter related to the significant disruption of operations, expenses associated with personnel movements and security measures, and other nonrecurring items.

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Baker Hughes Announces Fourth Quarter and Annual Results

Baker Hughes Operational Highlights
In the fourth quarter, Statoil awarded Baker Hughes a major, multi year contract for the provision of completions services in Norway, including cased-hole and intelligent well systems. The award covers the majority of Statoil’s fields and represents a significant increase for our completions business in Norway, solidifying our position as the market leader for completions systems in the North Sea.
During the fourth quarter, Baker Hughes was awarded a three-year contract in the Colombian foothills region to provide drilling and completions services for a development project, expanding our share in that market. The project will occur in a highly challenging drilling and completions environment where Baker Hughes’ technology and operational capabilities will be key to success.
The AutoTrak™ Curve rotary steerable system continues to reduce drilling time and is expanding geographically. The system allows the operator to drill the vertical section, the curve, and the lateral section of the well bore in one smooth, fast run. Leveraging the remarkable success achieved with this system since its commercial launch in 2011, Baker Hughes recently deployed the system in the Utica Shale on an 11 well horizontal drilling program, saving an operator 1.5 to 2 days per well of rig time. Additionally, in Egypt, the first horizontal well drilled using the AutoTrak Curve system was successful, reducing drilling times from an average of 4 days to less than 1 day.
The Baker Hughes FASTrak™ LWD fluid analysis sampling and testing service continues to gain share in deep water markets around the world. This service provides key petrophysical information in real time during the drilling operation to help predict and optimize reservoir behavior during production. Throughout the year, the system has gained acceptance in offshore markets in Norway, the UK, Gulf of Mexico, Nigeria, and East Africa. During the fourth quarter, it expanded into new deepwater markets with successful deployments in Mexico, Vietnam, and the UAE.
During the fourth quarter, Baker Hughes set a record for the longest lateral section drilled in the Permian Basin with its AutoTrak™ X-treme™ drilling system. The lateral section was drilled in a single run to a target length of more than 12,000 feet, 2,250 feet longer than the previous record lateral, reducing drilling time from the planned 18 days to 11 days.
During the fourth quarter, Baker Hughes successfully introduced the FracPoint™ multistage fracturing system in the Vaca Muerta field of Argentina. The system incorporated IN-Tallic™ disintegrating frac balls to eliminate the need for post-stimulation well intervention. Completion of the well was executed flawlessly, and a new efficiency record was set by fracturing four of the seven stages in a single day. Due to the success of this operation, the same client recently awarded Baker Hughes two additional FracPoint completions.
Baker Hughes successfully tripled daily oil production, reaching record cumulative oil production in a section of Mexico's Corralillo field as part of a three and a half year field lab project. Baker Hughes managed the drilling and completion of 30 wells and deployed a total of 19 new and innovative technologies to achieve record production. Building on the success of the Corralillo project, Baker Hughes recently started the transition period to a new 35-year production and exploration contract in the Soledad field, representing Baker Hughes’ first long-term field management project in Mexico.
Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.

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Baker Hughes Announces Fourth Quarter and Annual Results

Conference Call and Webcast
The Company has scheduled a conference call and webcast to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8 a.m. Eastern time, 7 a.m. Central time on Tuesday, January 21, 2014, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Company’s website and available for real-time viewing at www.bakerhughes.com/investor. To access the conference call, please call the conference call operator at: 800-446-1671 in the U.S., or 847-413-3362 for international calls. Please call in 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.” A replay of the call will be available through Tuesday, February 4, 2014. The number for the replay is: 888-843-7419 in the U.S., or 630-652-3042 for international calls, and the access code is: 36234681. To access the webcast, go to our Events and Presentations page on the Company’s website at:
www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Baker Hughes’ subsequent quarterly report on Form 10-Q for the quarterly periods ended March 31, June 30, 2013, and September 30, 2013; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Economic and political conditions – the impact of worldwide economic conditions and sovereign debt crises in Europe; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions such as a U.S. government shutdown. In addition, market conditions, such as the trading prices for our stock, as well as the terms of any stock purchase plans may impact stock repurchases.  At our discretion, we may engage in or discontinue stock repurchases at any time.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production

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Baker Hughes Announces Fourth Quarter and Annual Results

activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 59,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com.